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                                                             EXHIBIT 99.(n)(i)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated March 21, 2005, relating to the statement of net assets of The Gabelli Global Gold, Natural Resources & Income Trust, which appears in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
March 21, 2005